Exhibit 10.1

National Securities Corporation

200 Vesey Street
25th Floor
New York, NY 10281

November 20, 2018

Re: Eyenovia, Inc. – Public Offering of Shares

Dear Sirs:

In order to induce National Securities Corporation (the “Underwriter”) to enter into an underwriting agreement with Eyenovia, Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of ninety (90) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (b) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust, partnership corporation, limited liability company or other entity controlled by the undersigned for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned, (c) distributions by a trust to its beneficiaries, (d) the distribution of shares of Common Stock to limited partners or members in the ordinary course of business of a fund or limited liability company owned or controlled by the undersigned, (e) the entry into any plan under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or (f) the sales of any Beneficially Owned Shares or Common Stock pursuant to a trading plan that complies with Rule 10b5-1 of the Exchange Act related to the sale of Beneficially Owned Shares or Common Stock in effect as of the date of the Underwriting Agreement and disclosed in writing to the Underwriter; provided that in the case of any transfer or distribution pursuant to clauses (a), (b) or (c), each donee or beneficiary, as applicable, shall agree to be bound by the terms of this Agreement, and in the case of clause (e), no sales shall be permitted to be made under such plan, and no public disclosure or filing under the Exchange Act by any party shall be required, or made voluntarily, in connection with the adoption of any such plan, prior to the expiration of the lock-up period.

For the purposes of the immediately preceding paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

For avoidance of doubt, nothing in this letter agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this letter agreement.

If (i) the Company notifies the Underwriter in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the underwriting agreement with respect to the Offering shall not have been executed by February 14, 2019, then upon the occurrence of any such event, this Agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

By:	/s/ Tsontcho Ianchulev

Name:	Tsontcho Ianchulev